Table of Contents

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2003

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-11552 (Commission File No.)	94-2383795 (I.R.S. Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code: (480) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On December 19, 2003, TeleVideo, Inc. ("Registrant") announced that it signed a definitive collaboration agreement with Giant Smart International, Inc. A copy of the press release issued by Registrant on December 19, 2003 concerning the collaboration agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)	Financial Statements - Not Applicable

(b)	Pro Forma Financial Information - Not Applicable

(c)	Exhibit

99.1 Press Release, dated December 19, 2003, announcing the signing of the collaboration agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang

K. Philip Hwang Chairman of the Board and Chief Executive Officer

Date: December 22, 2003

EXHIBITS INDEX

Exhibit	Description

99.1	Press Release, dated December 19, 2003, announcing the collaboration agreement.

EXHIBIT 99.1

TELEVIDEO, INC. ANNOUNCES
COLLABORATION WITH GIANT SMART INTERNATIONAL LIMITED

San Jose, CA - December 19, 2003 - TeleVideo, Inc (OTC BB:TELV.OB), a developer and manufacturer of thin client hardware and software, today announced the signing of a definitive collaboration agreement with Giant Smart International Limited. TeleVideo and Giant Smart will collaborate to develop, manufacture, distribute, and sell information technology and consumer electronic products in the United States and worldwide under the TeleVideo brand. Under the terms of the collaboration agreement, TeleVideo has issued a warrant to purchase up to 3,000,000 shares of its common stock in exchange for up to $3,000,000 in net revenue from the collaboration.  TeleVideo has agreed to register the shares of common stock that are exercised under the warrant.  The warrant and the common stock that may be issued in connection with the collaboration agreement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About TeleVideo, Inc.

A pioneering Silicon Valley company, TeleVideo, Inc. (OTC: BB TELV.OB) began in 1975 as the innovator and market leader of smart text terminals. Today, TeleVideo continues to innovate by developing Windows-based thin client hardware and software solutions for corporate and vertical IT professionals and end-users. TeleVideo's family of TeleCLIENT products allows for secured, manageable and cost-effective network computing.

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This press release includes forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically indicated by the presence of words such as "expect," "anticipate," "believe," "intend," "may," "predict," "will be," and other similar expressions. These forward-looking statements cover, among other items, statements regarding the consummation of any transaction.  Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those anticipated as a result of certain risks and uncertainties, some of which are beyond the control of the Company.  A description of the risk factors affecting the Company's business can be found in TeleVideo, Inc.'s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the fiscal year ended October 31, 2002.